UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Mural Oncology plc

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee previously paid with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Mural Oncology Announces Commencement of Mailing of Definitive Proxy Statement and Details of Scheme Meeting and Extraordinary General Meeting

September 23, 2025

WALTHAM, Mass. and DUBLIN, Ireland, September 23, 2025 (GLOBE NEWSWIRE)– Mural Oncology plc, (Nasdaq: MURA) (“Mural”), a clinical-stage immuno-oncology company, today announces for the purposes of the Irish Takeover Panel Act, 1997, Takeover Rules 2022 (the “Irish Takeover Rules”), that it has published the definitive proxy statement of Mural relating to the Acquisition described below, which also constitutes a scheme circular under Irish law (the “Proxy Statement”) and that Mural has commenced mailing the Proxy Statement to Mural shareholders.

As previously announced on August 20, 2025, XOMA Royalty Corporation (Nasdaq: XOMA) (“XOMA Royalty”) and Mural entered into a definitive transaction agreement pursuant to which XRA 5 Corp., a newly formed company wholly owned by XOMA Royalty (“Sub”), has agreed to acquire the entire issued and to be issued share capital of Mural (the “Acquisition”) pursuant to an Irish High Court sanctioned “scheme of arrangement” under Chapter 1 of Part 9 of the Irish Companies Act of 2014 (the “Scheme”).

The Proxy Statement contains important information about the Acquisition for Mural shareholders including, among other things, the full terms and conditions of the Acquisition, instructions on how Mural shareholders may attend the meetings and vote in respect of the Acquisition, information required under Section 452 of the Irish Companies Act 2014 and details of the actions to be taken by Mural shareholders in relation to the Scheme.

In accordance with Rule 15(c) of the Irish Takeover Rules, the holders of Mural equity awards have been sent a proposal describing the treatment of the Mural equity awards in the Acquisition. A copy of the Proxy Statement is also being sent to the holders of Mural equity awards with the Rule 15 proposal for informational purposes only.

Copies of the documents referred to above, and all of the documents required to be made available in accordance with Rule 26 of the Irish Takeover Rules, are available on Mural’s website at https://ir.muraloncology.com/strategic-review.

Further, notices convening the scheme meeting of Mural shareholders to consider and vote on the Scheme (the “Scheme Meeting”) and the related extraordinary general meeting (the “EGM”) are contained in the Proxy Statement. The Scheme Meeting will be held on October 24, 2025 at 10:30 a.m. Irish local time. Following this meeting, the EGM will be held at 10:45 a.m. Irish local time (or, if the Scheme Meeting has not concluded by 10:45 a.m. Irish local time, as soon as possible after the conclusion or adjournment of the Scheme Meeting). Both the Scheme Meeting and the EGM will be held at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland.

About Mural

Mural Oncology plc is a biotechnology company focused on using its protein engineering platform to develop cytokine-based immunotherapies for the treatment of cancer with the goal of delivering meaningful and clinical benefits to people living with cancer.

On March 25, 2025, Mural announced that, based on the interim analysis of results, its Phase 3 ARTISTRY-7 trial of nemvaleukin alfa (“nemvaleukin”) in combination with pembrolizumab did not achieve its primary endpoint of a statistically significant improvement in overall survival versus investigator’s choice chemotherapy. Mural also announced that ARTISTRY-7 would not continue to final analysis and Mural would cease development of nemvaleukin for platinum resistant ovarian cancer. On April 15, 2025, Mural announced that following review of data from its Phase 2 ARTISTRY-6 trial of nemvaleukin in mucosal and cutaneous melanoma and the previously announced results from the ARTISTRY-7 trial, Mural was discontinuing all clinical development of nemvaleukin and planned to immediately commence an exploration of strategic alternatives focused on maximizing shareholder value.

Mural Oncology has its registered office in Dublin, Ireland, and its primary facilities in Waltham, Mass. For more information, visit Mural Oncology’s website at www.muraloncology.com.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

THIS ANNOUNCEMENT IS BEING MADE PURSUANT TO RULES 17.1(b) AND 15(c) OF THE IRISH TAKEOVER RULES

Contact:

Mural Oncology plc

ir@muraloncology.com

Lucid Capital Markets, LLC

570 Lexington Ave, 40th Floor

New York, NY 10022

No Offer or Solicitation

This announcement is for information purposes only and is not intended to, and does not, constitute or form part of any recommendation or offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any proxy, vote or approval in any jurisdiction, whether pursuant to this announcement or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

The Acquisition is being made solely by means of a Proxy Statement distributed to Mural’s shareholders and containing a description of the Scheme and the full terms and conditions of the Acquisition, including details of how Mural’s shareholders may vote in respect of the Acquisition. Any decision in respect of, or other response to, the Acquisition, should be made only on the basis of the information contained in the Proxy Statement and the Scheme.

Important Additional Information and Where to Find It

In connection with the Acquisition, Mural has filed with the Securities and Exchange Commission (“SEC”) a Proxy Statement relating to the Scheme Meeting and the EGM (which includes the Scheme). The definitive Proxy Statement has been sent to Mural shareholders as of the record date for voting at the Scheme Meeting and EGM. This announcement is not a substitute for the Proxy Statement or any other document that Mural may file with the SEC or send to its shareholders in connection with the Acquisition. BEFORE MAKING ANY VOTING DECISION, HOLDERS OF MURAL SHARES ARE URGED TO READ THE PROXY STATEMENT (INCLUDING THE SCHEME) ANY AMENDMENTS OR SUPPLEMENTS THERETO AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE ACQUISITION, INCLUDING ANY DOCUMENTS REFERENCED OR INCLUDED THEREIN, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION, THE PARTIES TO THE SCHEME AND RELATED MATTERS.

Any vote in respect of the resolutions proposed at the Scheme Meeting or the EGM to approve the Acquisition, the Scheme or related matters, or other responses in relation to the Acquisition, should be made only on the basis of the information contained in the Proxy Statement (including the Scheme). The Proxy Statement, as well as Mural’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at Mural’s website https://ir.muraloncology.com/. Mural’s shareholders will also be able to obtain, without charge, a copy of the Proxy Statement (including the Scheme) and other relevant documents by directing a written request to Mural, Attn: Chief Legal Officer, Mural Oncology plc, Ten Earlsfort Terrace, D02 T380, Dublin 2, Ireland or by phone to +353 1 920 1000 or by contacting Investor Relations, via email at ir@muraloncology.com.

Participants in the Solicitation

Mural and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Mural’s shareholders in connection with the Acquisition and any other matters to be voted on at the Scheme Meeting or the EGM. Information about the directors and executive officers of Mural, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and in Mural’s definitive proxy statement on Schedule 14A for its 2025 annual general meeting of shareholders, filed with the SEC on April 28, 2025. Other information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of Mural’s shareholders, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and other relevant materials filed with the SEC in connection with the Acquisition. You may obtain free copies of these documents using the sources indicated above.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this announcement regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Mural, XOMA Royalty or Sub. Forward-looking statements are intended to be identified by words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “believe”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. Forward-looking statements include but are not limited to statements regarding Mural, XOMA Royalty and Sub’s intention to consummate the Acquisition, the approval of the Acquisition by Mural’s shareholders, the payment of any Additional Price Per Share to Mural’s shareholders, and the expected timing of the Closing.

These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results to be materially different from those expressed or implied by such forward-looking statements. Risks and uncertainties that may cause actual results to differ from expectations include: uncertainties as to the timing and completion of the Scheme Meeting and EGM; uncertainties as to the approval by Mural’s shareholders of the required resolutions at the Scheme Meeting and the EGM; the possibility that closing conditions for the Acquisition may not be satisfied or waived, including the failure to receive sanction of the Scheme by the High Court; risks that ongoing costs to Mural will result in Mural’s actual closing net cash on the Closing Net Cash Calculation Date not exceeding the Estimated Closing Net Cash, which will mean that no Additional Price Per Share is paid to Mural’s shareholders; the other risks and uncertainties pertaining to Mural’s business, including those described in Mural’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, as well as Mural’s subsequent filings with the SEC, including the Proxy Statement; and other potential risks and uncertainties related to XOMA Royalty, including those described in more detail in XOMA Royalty’s most recent Quarterly Report on Form 10-Q and its other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date when made. All subsequent oral or written forward-looking statements attributable to Mural, XOMA Royalty or Sub or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. None of Mural, XOMA Royalty or Sub undertake any obligation to update or revise the forward-looking statements contained in this announcement, whether as a result of new information, future events or otherwise, except to the extent legally required.

Responsibility Statement Required by the Irish Takeover Rules

The members of the Mural Board of Directors accept responsibility for the information contained in this announcement. To the best of the knowledge and belief of the members of the Mural Board of Directors (who, in each case, have taken all reasonable care to ensure such is the case), the information contained in this announcement is in accordance with the facts and does not omit anything likely to affect the import of such information.

No Profit Forecast or Merger Benefit Statement

No statement in this announcement is intended to constitute a profit forecast or profit estimate for any period, nor should any statement be interpreted to mean that earnings or earnings per share of Mural will, for the current or future financial years or other periods, necessarily match or be greater or lesser than those for the relevant preceding financial periods. No statement in this announcement constitutes an asset valuation or a quantified financial benefits statement within the meaning of the Irish Takeover Rules.

Disclosure Requirements of the Irish Takeover Rules

Under Rule 8.3(b) of the Irish Takeover Rules, any person who is, or becomes, “interested” (directly or indirectly) in 1% or more of any class of “relevant securities” of Mural must disclose all “dealings” in such “relevant securities” during the “offer period”. The disclosure of a “dealing” in “relevant securities” by a person to whom Rule 8.3(b) applies must be made by no later than 3:30pm (U.S. Eastern Time) on the “business day” following the date of the relevant “dealing”. A dealing disclosure must contain the details specified in Rule 8.6(b) of the Irish Takeover Rules, including details of the dealing concerned and of the person’s interests and short positions in any “relevant securities” of Mural.

All “dealings” in “relevant securities” of Mural by a bidder, or by any party acting in concert with a bidder, must also be disclosed by no later than 12:00 noon (U.S. Eastern Time) on the “business day” following the date of the relevant “dealing”.

If two or more persons co-operate on the basis of an agreement, either express or tacit, either oral or written, to acquire an “interest” in “relevant securities” of Mural, they will be deemed to be a single person for the purpose of Rule 8.3(a) and (b) of the Irish Takeover Rules.

A disclosure table, giving details of the companies in whose “relevant securities” dealing disclosures should be made, can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie.

“Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks in this section are defined in the Irish Takeover Rules, which can also be found on the Irish Takeover Panel’s website.

If you are in any doubt as to whether or not you are required to disclose a “dealing” under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020.

General

The release, publication or distribution of this announcement in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this announcement and all other documents relating to the Acquisition are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such restricted jurisdictions. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, each of Mural, XOMA Royalty and Sub disclaims any responsibility or liability for the violations of any such restrictions by any person.

In accordance with Rule 26.1 of the Irish Takeover Rules, a copy of this announcement will be available, free of charge (subject to certain restrictions relating to persons resident in certain Restricted Jurisdictions) on Mural’s website at https://ir.muraloncology.com/strategic-review by no later than 12:00 noon (U.S. Eastern Time) on the business day following publication of this announcement. Neither the content of the websites referred to in this announcement nor the content of any other websites accessible from hyperlinks on such websites is incorporated into, or forms part of, this announcement.